SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - May 26, 2016
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 17, 2016, the Board of Directors (the “Board”) of AK Steel Holding Corporation (the “Company”) approved, subject to stockholder approval, amendments to the Company’s Stock Incentive Plan in the form of an amendment and restatement of the plan (the “Amended Stock Plan”). The Company’s stockholders approved the Amended Stock Plan at the Company’s 2016 Annual Meeting of Stockholders held on May 26, 2016 (the “2016 Annual Meeting”). The Proposed Amendments:

(i)	Increase by 4.8 million the total number of shares of common stock available in the share pool (less grants made between January 31, 2016 and the date the stockholders approve the Amended Stock Plan);

(ii)	Include a minimum vesting provision that requires options to have a minimum vesting period of one year, subject to limited exceptions as set forth in the Amended Stock Plan;

(iii)
Include share counting restrictions that preclude (a) shares tendered by a participant in payment of an option purchase price; (b) shares tendered or withheld by the Company to satisfy tax withholding obligations with respect to all awards; and (c) shares reacquired by the Company on the open market or otherwise using cash proceeds from option exercises, in all cases, from being added to the share pool;

(iv)
Revise the change-of-control provisions to provide a “double trigger,” such that in the event of a change in control, awards that are assumed, continued, or substituted will accelerate if the participant incurs a qualifying termination of employment in connection with or following the change of control;

(v)
Add a new annual aggregate limit on awards granted (based on grant date value) and all other consideration paid (including all cash) to any non-employee Director equal to $750,000, and increase the total number of shares that any employee may be granted in any calendar year to 1,300,000 shares, based on the maximum that could be earned under any performance-based award;

(vi)
Clarify that any dividends or dividend equivalents that are granted or payable in connection with a performance-based award are subject to the same vesting criteria and risk of forfeiture as the underlying award;

(vii)	Extend the term of the plan such that it will expire on May 31, 2026, which is the 10th anniversary of the effective date of the Amended Stock Plan; and,

(viii)	Make certain other clarifying and ministerial changes.

For additional detail concerning the terms and conditions of the Amended Stock Plan, please refer to the discussion in the Company’s Proxy Statement for the 2016 Annual Meeting as filed with the Securities and Exchange Commission on April 11, 2016 (the “2016 Proxy Statement”) under the caption “Approval of Amendment and Restatement of the Stock Incentive Plan, including Re-approval of the Material Terms of the Performance Goals (Proposal No. 4 on the proxy card).” The preceding description of the Amended Stock Plan and the discussion of the terms and conditions of the Amended Stock Plan contained in the 2016 Proxy

Statement are both qualified in their entirety by reference to the full text of the Amended Stock Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 26, 2016, the Company held its 2016 Annual Meeting. Each proposal subject to a vote at the 2016 Annual Meeting was described in detail in the Company’s 2016 Proxy Statement. With respect to each of the proposals the Company’s stockholders voted as indicated below.

1.	Election of Directors (Proposal No. 1): Stockholders re-elected each of the following Directors:

	For	Against	Abstentions	Broker Non-Votes

Dennis C. Cuneo	61,419,238	1,006,284	231,354	75,533,485
Sheri H. Edison	61,227,217	1,173,343	256,316	75,533,485
Mark G. Essig	61,285,877	1,149,187	221,812	75,533,485
William K. Gerber	61,458,805	966,569	231,502	75,533,485
Robert H. Jenkins	61,279,830	1,160,831	216,215	75,533,485
Gregory B. Kenny	61,658,444	746,524	251,908	75,533,485
Ralph S. Michael, III	61,236,142	1,186,581	234,153	75,533,485
Roger K. Newport	61,738,514	697,495	220,867	75,533,485
Dr. James A. Thomson	61,287,288	1,141,712	227,876	75,533,485
Vicente Wright	61,466,023	965,905	224,948	75,533,485

2.
Ratification of independent registered public accounting firm (Proposal No. 2): Stockholders ratified the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.

For	Against	Abstentions
135,748,633	1,346,525	1,095,203

3.	Advisory vote on Named Executive Officer compensation (Proposal No. 3): Stockholders approved the resolution to approve the compensation of the Named Executive Officers.

For	Against	Abstentions	Broker Non-Votes
59,614,227	2,574,141	468,508	75,533,485

4.
Approval of the amendment and restatement of the Company's Stock Incentive Plan, including the re-approval of the material terms of the performance goals (Proposal No. 4): Stockholders approved the amendment and restatement of the Company's Stock Incentive Plan, including the re-approval of the material terms of the performance goals.

For	Against	Abstentions	Broker Non-Votes
59,629,574	2,680,283	347,019	75,533,485

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		10.1	AK Steel Holding Corporation Stock Incentive Plan, as amended and restated as of May 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: May 27, 2016